EXHIBIT 99.1
                                                                    ------------



              SIMTEK REPORTS POSITIVE NET INCOME FOR FOURTH QUARTER
                     AND EX-ITEM PROFIT FOR FISCAL YEAR 2006


     o    GAAP Net Income - $598 thousand for Q4 2006
     o    Ex-item Net Income - $319 thousand for FY 2006
     o    Record Revenue for Fourth Quarter and FY 2006
     o    Gross Margins Improve 500 Basis Points from Q3 2006


COLORADO SPRINGS, Colorado - February 22, 2007 - Simtek Corporation (NASDAQ:
SMTK), the inventor, pioneer, and world's premier supplier of nonvolatile static random access memory (nvSRAM) integrated circuits, today announced its financial results for the fourth quarter and year ended December 31, 2006.

Key Highlights

     o    Product revenue of $9.1 million for Q4 2006, a 227% increase over Q4
          2005

     o Product revenue of $28.6 million for the full year 2006, a 175% increase over 2005

     o    Total revenue of $30.6 million for 2006, a 195% increase over 2005

     o Booking of new orders in 2006 were a record $35.2 million, with a book-to-bill ratio of 1.23

     o Gross product margin increased to 45% for Q4 2006 from 25% a year ago and 40% in Q3 2006

     o Net income of $598 thousand, or $0.04 per share for Q4 2006 versus a loss from continuing operations of $1.8 million or $(0.25) per share for Q4 2005. First time in 23 quarters the Company has reported positive net income.

     o Ex-item profit for the year of $319 thousand compared to a $7.5 million loss from continuing operations in 2005

     o    Over 100 new design wins

     o    Company applied for NASDAQ listing (subsequently approved in 2007)

     o Hired Ron Sartore as Executive Vice President to spearhead new product development

Financial Results

Total revenue for the fourth quarter of 2006 was $9.7 million, consisting of $9.1 million of product revenue and $552 thousand of royalty revenue. Product revenue represents a 227% increase over $2.8 million in Q4 2005. The Company reported net income for Q4 2006 of $598 thousand, or $0.04 per share, compared to a net loss from continuing operations of $1.8 million, or ($0.25) per share for Q4 2005. Excluding the effects of stock options and amortization of acquisition related costs, the Company generated ex-item (non-GAAP) net profit of $1.2 million, or $0.07 per share, for Q4 2006. There were no such charges in the 2005 period.

Total revenue for 2006 was a record $30.6 million, consisting of $28.6 million of product revenue and $2.0 million of royalty revenue. Product revenue represents a 175% increase over $10.4 million, and inclusive of royalty revenue, total revenue represents a 195% increase over $10.4 million reported in 2005. The Company reported a GAAP net loss for the year ended December 31, 2006 of $2.0 million, or a ($0.13) per share, compared to a net loss from continuing operations of $7.5 million, or ($1.09) per share in 2005. Ex-item net profit was $319 thousand or $0.02 per share for 2006. All per share amounts reflect the effect of the 1 for 10 reverse stock split that was completed on October 5, 2006.

"Team Simtek did a phenomenal job in creating and supporting growth and operational improvements during 2006," stated Harold Blomquist, Simtek President and CEO. "We are proud of the significant strides we have made as a company, and look forward to continuing to progress and grow in 2007. Looking ahead we anticipate continued strong top-line growth in 2007, as well as continued improvement in gross margins and positive net income for 2007 as a whole. We look forward to delivering on these goals in the upcoming quarters."

Outlook for 2007

For 2007, Simtek expects product revenue growth in the range of 60% to 75% year over year, and anticipates that Q1 2007 as compared to Q1 2006 will be in this range. The Company does not expect any royalty revenue in 2007. Gross margins are projected to increase to approximately 50% by the end of 2007. Investment in engineering and product development is expected to increase nearly 100% from 2006 levels. Ex-item profit for 2007 is expected to be in the range of $0.18-$0.21 per share.

"Simtek has under-invested in engineering, research and development for several years and in 2006 began a somewhat more aggressive investment plan to fuel a stronger platform of intellectual property and products. In 2007 we plan to increase investment in baseline product development by as much as $3 million over 2006 focusing on the launch of the 4 megabit family of products. We also anticipate investing in engineering R&D to go beyond baseline products. To that end we are tremendously excited to have set up a business development and design center in San Diego, California under the leadership of Ron Sartore. We anticipate investing up to an additional $3 million in products and technologies that we believe can place the company on track to serve far larger markets than ever before," concluded Blomquist.


Conference Call

Simtek management will host a conference call at 5:00 p.m. ET (2:00 p.m. PT) today to discuss these results. The call can be accessed by dialing 800-257-3401 and giving the company name, "Simtek." Participants are asked to call the assigned number approximately 10 minutes before the conference call begins. A replay of the conference call will be available two hours after the call for the following five business days by dialing 800-405-2236 and entering the following pass code: 11084026#. Also, the conference call together with supplemental financial information will be available over the Internet at http://www.simtek.com in the Investor Info area of the site or by going to http://www.mkr-group.com.

About Simtek Corporation

Simtek Corporation designs and markets high-speed, re-programmable, nonvolatile semiconductor memory products, for use in a variety of systems including RAID servers, industrial automation, GPS navigational systems, robotics, medical instrumentation, and networking and telecommunications equipment. Information on Simtek products can be obtained from its web site: www.simtek.com; email: information@simtek.com. The Company is headquartered in Colorado Springs, Colorado.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements predicting Simtek's future growth. These forward-looking statements are inherently difficult to predict and involve risks and uncertainties that could cause actual results to differ materially, including, but not limited to, projections of future performance including predictions of future profitability and expectations of the business environment in which Simtek operates. For a detailed discussion of these and other risk factors, please refer to Simtek's filings with the Securities and Exchange Commission (SEC), including its Annual Report on Form 10-K and subsequent Form 10-Q and Form 8-K filings.

IR Contact for Simtek                               Company Contact for Simtek:
MKR Group, Inc.                                     Brian Alleman, CFO
Todd Kehrli or Marie Dagresto                       investorrealtions@simtek.com
323-468-2300
smtk@mkr-group.com

Ex-item Information

Simtek reports net income or loss in accordance with GAAP and additionally uses ex-item (non-GAAP) financial measures which are adjusted from the most directly comparable GAAP financial measures to exclude charges related to new, non-operating, unusual or non-recurring expenses the Company may incur from time to time, in order to provide additional comparative information between periods. Management believes that these ex-item measures are important to investor understanding of the Company's disclosures regarding past, current and future operating results.

Following is reconciliation* of the Ex-item (non-GAAP) financial measures to the most comparable GAAP financial measures:

Unaudited                                                        Three Months Ended       Year Ended
(Amounts in thousands, except per share amounts)                 December 31, 2006     December 31, 2006
Income (Loss) from Continuing Operations as reported             $            598      $         (2,007)

Adjusted-GAAP items:
Amortization of Non-compete Agreement                                          445                1,784
Costs associated with employee stock options                                   125                  542
                                                                 ---------------------------------------
Ex-item Income from Continuing Operations                        $           1,168      $           319
                                                                 =======================================

Per Share Data:
Income (Loss) from Continuing Operations as reported             $            0.04      $         (0.13)

Amortization of Non-compete Agreement                            $            0.02      $          0.12
Costs associated with employee stock options                     $            0.01      $          0.03
                                                                 ---------------------------------------
Ex-item Income Per Share from Continuing Operations              $            0.07      $          0.02
                                                                 =======================================

* Pursuant to the requirements of Regulation G.


Simtek reports net income or loss in accordance with GAAP and additionally uses ex-item (non-GAAP) financial measures which are adjusted from the most directly comparable GAAP financial measures to exclude charges related to non-operating, unusual or non-recurring expenses the Company may incur from time to time, in order to provide additional comparative information between periods. Management believes that these ex-item measures are important to investor understanding of the Company's disclosures regarding past, current and future operating results.

As of December 31, 2006 there were 16,145,679 shares outstanding.


                                         SIMTEK CORPORATION
                                CONDENSED CONSOLIDATED BALANCE SHEETS
                                             (Unaudited)
                      (Amounts in thousands, except par value and share amounts)

                                               ASSETS
                                               ------

                                                                                December 31,            December 31,
CURRENT ASSETS:                                                                    2006                     2005
                                                                                   ----                     ----
     Cash and cash equivalents                                                  $       4,522           $       1,766
     Restricted investments                                                             1,775                   2,281
     Accounts receivable - trade, net                                                   5,537                   1,456
     Inventory, net                                                                     6,596                   2,068
     Prepaid expenses and other current assets                                            312                      99
     Deposits                                                                              -                      600
                                                                                -------------           -------------
         Total current assets                                                          18,742                   8,270
EQUIPMENT AND FURNITURE, net                                                            1,239                     571
DEFERRED FINANCING COSTS                                                                   54                     111
GOODWILL                                                                                  992                     876
NON-COMPETITION AGREEMENT                                                               7,126                   8,910
OTHER ASSETS                                                                               89                      20
                                                                                -------------           -------------
     TOTAL ASSETS                                                               $      28,242           $      18,758
                                                                                =============           =============


                                LIABILITIES AND SHAREHOLDERS' EQUITY
                                ------------------------------------

CURRENT LIABILITIES:
     Accounts payable                                                           $       3,771           $       2,822
     Accrued expenses                                                                     939                   1,419
     Accrued vacation payable                                                             229                     145
     Accrued wages                                                                        814                      40
     Obligation under capital leases                                                        -                      13
     Line of credit                                                                       681                       -
     Debentures, current                                                                  480                     240
                                                                                -------------           -------------
         Total current liabilities                                                      6,914                   4,679
DEBENTURES, NET OF CURRENT                                                              2,220                   2,760
                                                                                -------------           -------------
         Total liabilities                                                              9,134                   7,439
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' EQUITY:
     Preferred stock, $1.00 par value; 200,000 shares authorized,
         none issued                                                                        -                       -
     Common stock, $.0001 par value; 30,000,000 shares authorized,
         16,146,679 and 16,145,679 shares issued and outstanding
         at December 31, 2006 and 14,692,082 and 14,691,082 shares
         issued and outstanding at December 31, 2005                                        2                       2
     Additional paid-in capital                                                        67,173                  57,509
     Treasury stock, at cost; 1,000 shares                                                 (1)                     (1)
     Accumulated deficit                                                              (48,198)                (46,191)
     Accumulated other comprehensive income:
         Cumulative translation adjustment                                                132                      -
                                                                                -------------           -------------
         Total shareholders' equity                                                    19,108                  11,319
                                                                                -------------           -------------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                                      $      28,242           $      18,758
                                                                                =============           =============


                                         SIMTEK CORPORATION
                            CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                            (Unaudited)
                       (Amounts in thousands, except share and per share amounts)

                                                                   Three Months Ended                   Year Ended
                                                                      December 31,                     December 31,
                                                                  2006            2005             2006            2005
                                                                  ----            ----             ----            ----
REVENUE:
     Product sales, net                                       $     9,124    $     2,794         $    28,560    $   10,385
     Royalty revenue                                                  552              -               2,070             -
                                                              -----------    -----------         -----------    ----------
         Total revenue                                              9,676          2,794              30,630        10,385
     Cost of sales                                                  5,008          2,101              18,024         7,591
                                                              -----------    -----------         -----------    ----------

GROSS MARGIN                                                        4,668            693              12,606         2,794
OPERATING EXPENSES:
     Research and development costs                                 1,277          1,672               5,855         6,369
     Sales and marketing                                            1,446            329               4,679         1,493
     General and administrative                                     1,266            516               3,861         2,275
                                                              -----------    -----------         -----------    ----------
           Total operating expenses                                 3,989          2,517              14,395        10,137
                                                              -----------    -----------         -----------    ----------
INCOME (LOSS) FROM CONTINUING
     OPERATIONS                                                       679         (1,824)             (1,789)       (7,343)
OTHER INCOME (EXPENSE):
     Interest income                                                   50             36                 162            92
     Interest expense                                                (123)           (61)               (370)         (238)
     Exchange rate variance                                             1              -                  (3)            -
     Other expense                                                     24              -                  26            (1)
                                                              -----------    -----------         -----------    ----------
           Total other income (expense)                               (48)           (25)               (185)         (147)
                                                              -----------    -----------         -----------    ----------
INCOME (LOSS) FROM CONTINUING OPERATIONS
     BEFORE PROVISION FOR INCOME TAXES                                631         (1,849)             (1,974)       (7,490)
     Provision for income taxes                                       (33)             -                 (33)            -
                                                              -----------    -----------         -----------    ----------
INCOME (LOSS) FROM CONTINUING
     OPERATIONS                                                       598         (1,849)             (2,007)       (7,490)
INCOME (LOSS) FROM DISCONTINUED OPERATIONS
     (including gain on disposal of $1,689)                             -             (2)                  -         1,704
                                                              -----------    -----------         -----------    ----------
NET INCOME (LOSS)                                             $       598    $    (1,851)        $    (2,007)   $   (5,786)
                                                              ===========    ===========         ===========    ==========
NET INCOME (LOSS) PER COMMON SHARE:
     Basic and diluted
     Income (loss) from continuing operations                 $       .04    $      (.25)        $     (0.13)   $    (1.09)
     Income from discontinued operations                              .00            .00                 .00           .25
                                                              -----------    -----------         -----------    ----------
     Total                                                    $       .04    $      (.25)        $      (.13)   $     (.84)
                                                              ===========    ===========         ===========    ==========

WEIGHTED AVERAGE COMMON SHARES
 OUTSTANDING:
     Basic and diluted                                         16,123,904      7,301,065          15,125,847     6,861,309
                                                              ===========    ===========         ===========    ==========